Exhibit 23.2

                  Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hilb,Rogal and Hamilton Company Profit Sharing Savings Plan and the HRH Frozen Merger and Acquisition Plan of our report dated February 12, 1997, with respect to the consolidated financial statements and schedule of Hilb, Rogal and Hamilton Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                             /S/ERNST & YOUNG LLP

Richmond, Virginia
January  16, 1998